UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

KLR ENERGY ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FOR IMMEDIATE RELEASE

KLR Energy Acquisition Corp. and Tema Oil and Gas Company

Announce Recent Well Results in Tema’s Core Delaware Basin Operations

Initial Production on the First Three Wells in the Program Exceeding Pre-Drill Estimates

HOUSTON, TX, February 1, 2017 — KLR Energy Acquisition Corp. (“KLR Energy”) (NASDAQ: KLRE, KLREU, KLREW), an oil and gas exploration and production focused special purpose acquisition entity, today announced recent well results for Tema Oil and Gas Company (“Tema”). KLR Energy and Tema, a private company with assets in the core of the Delaware Basin in Loving County, Texas, entered into a business combination agreement in December 2016, pursuant to which KLR Energy will acquire equity in a wholly-owned subsidiary of Tema to be named Rosehill Operating Company, LLC, to which Tema will contribute certain assets and liabilities prior to closing. The transaction is subject to certain closing conditions, including receipt of KLR Energy shareholder approval. Upon completion of the business combination, KLR Energy will change its name to Rosehill Resources Inc. (“Rosehill Resources”).

Tema re-initiated its drilling and completion programs within its core Loving County acreage within the Delaware Basin in late 2016. Tema recently began production on the first three wells and has 15 more wells planned for 2017. The first well, completed mid-November, 2016 in the Lower Wolfcamp A formation, has a 4,306’ lateral length and a peak 24-hour gross production rate of 1,389 barrels of oil equivalent per day (“Boepd”), of which 69% is oil. The second well, completed December 31, 2016 in the Lower Wolfcamp A formation, has a 4,612’ lateral length and a peak 24-hour gross production rate of 1,859 Boepd, of which 82% is oil. The third well was completed over only 2,801’ of the lateral length in the Upper Avalon shale on January 13, 2017. Although this well is still cleaning up, it has obtained a peak 24-hour gross rate of 866 Boepd, of which 73% is oil. Based on the well results to date, Tema’s January 2017 exit rate was greater than 6,000 Boepd.

As previously announced, Tema’s management team will run Rosehill Resources post-transaction, led by J. A. (Alan) Townsend, President of Tema, who will serve as Chief Executive Officer of Rosehill Resources. “We are excited about re-starting our drilling and completion operations within our core acreage position in the heart of the play. Our program is off to a great start with three strong oil wells on line to date,” said Townsend. “In designing this program, we set out to increase our drilling efficiencies and improve our hydraulic fracturing techniques, which have delivered strong initial results. The wells’ production rates are exceeding our pre-drill internal estimates and compare favorably to regional peers.”

Gary Hanna, Chief Executive Officer of KLR Energy, who will serve as chairman of the board of directors of Rosehill Resources following the business combination, commented, “We believe these initial well results demonstrate the potential of Tema’s oil-rich acreage position in the Delaware Basin, and we are excited about the pending business combination. On that note, we recently filed our preliminary proxy statement, and are on track to bring this business combination to shareholder vote in the first half of this year. Upon completion of our business combination, we believe Rosehill Resources will emerge with an excellent existing production base, a strong balance sheet with significant liquidity and a deep bench of technical, land and operations expertise poised to deliver growth potential to investors.”

About KLR Energy Acquisition Corp.

KLR Energy is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. KLR Energy is sponsored by KLR Energy Sponsor, LLC, an affiliate of KLR Group Holdings, LLC and KLR Group, LLC (“KLR Group”).

About Tema Oil and Gas Company

Tema is a rapidly growing, privately held, exploration and production company with producing assets in Texas and New Mexico. Current investment activity is focused in the Permian Basin and other high-potential proven basins. Tema’s strategy for growth is building a portfolio of high-quality acreage in proven resource play basins to provide a foundation of predictable production growth. Through active acquisition, exploitation and exploration across portions of Texas and New Mexico, the staff at Tema has continued the growth and success of the company since its formation in 1999. Tema is a wholly owned subsidiary of Baltimore, MD-based Rosemore, Inc., founded by descendants of Louis Blaustein, the 1910 founder of the American Oil Company.

About KLR Group

KLR Group is a full-service boutique investment bank focused on the energy industry founded in 2012 and led by Edward Kovalik, Stephen Lee and Reid Rubinstein. With offices in Houston and New York, KLR Group is committed to providing clients access to a broad range of financial services, advice and solutions typically available only to the largest public companies. These solutions include public and private, corporate and asset-level financings across the capital spectrum, advisory services, equity research, sales and trading, and merchant banking. To learn more about KLR Group, please visit www.KLRGroup.com.

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: KLR Energy’s ability to consummate the business combination; the benefits of the business combination; the future financial performance of KLR Energy following the business combination; changes in Tema’s reserves and future operating results; and expansion plans and opportunities. These forward-looking statements are based on information available as of the date of this communication, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing KLR Energy’s views as of any subsequent date, and KLR Energy does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, KLR Energy’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the contribution agreement; (ii) the outcome of any legal proceedings that may be instituted against KLR Energy following announcement of the proposed business combination and transactions contemplated thereby; (iii) the inability to complete the business combination due to the failure to obtain approval of the stockholders of KLR Energy, or other conditions to closing in the contribution agreement; (iv) the risk that the proposed business combination disrupts current plans and operations of KLR Energy or Tema as a result of the announcement and consummation of the transactions described herein; (v) KLR Energy’s ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of KLR Energy to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; (viii) the possibility that KLR Energy or Tema may be adversely affected by other economic, business, and/or competitive factors , including, but not limited to, future trends in energy markets and commodity prices; and (ix) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by KLR Energy.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in the preliminary proxy statement filed by KLR Energy with the SEC on January 18, 2017. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. KLR Energy and Tema disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Additional Information about the Transaction and Where to Find It

In connection with the proposed business combination, KLR Energy has filed a preliminary proxy statement with the SEC on January 18, 2017, and will mail a definitive proxy statement and other relevant documents to its stockholders when they become available. Investors and security holders of KLR Energy are advised to read the preliminary proxy statement, and amendments thereto, and, when available, the definitive proxy statement in connection with KLR Energy’s solicitation of proxies for its stockholders’ meeting to be held to approve the business combination and related transactions because the preliminary proxy statement contains important information about the transactions, the parties thereto and risk factors that may affect investors. The definitive proxy statement will be mailed to stockholders of KLR Energy as of a record date to be established for voting on the business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: KLR Energy Acquisition Corp., 811 Main Street, 18th Floor, Houston, Texas 77002, Attn: Gary C. Hanna.

Participants in Solicitation

KLR Energy, Tema, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of KLR Energy stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of KLR Energy’s and Tema’s respective executive officers and directors in the solicitation by reading the preliminary proxy statement in connection with the business combination which was filed by KLR Energy on January 18, 2017. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to KLR Energy’s stockholders in connection with the proposed business combination is set forth in the preliminary proxy statement for the proposed business combination. Information concerning the interests of KLR Energy’s and Tema’s participants in the solicitation, which may, in some cases, be different than those of KLR Energy’s and Tema’s stockholders generally, is set forth in the preliminary proxy statement relating to the business combination.

Contact:

Gary C. Hanna/Edward Kovalik

(713) 654-8080